UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officer

In conjunction with the appointment of a new Chief Financial Officer (“CFO”) and Treasurer, Soluna Holdings, Inc. (the “Company”) will accept David Michaels’ resignation from his position as interim CFO and Treasurer of the Company, effective immediately upon the effectiveness of the appointment of a new CFO and Treasurer. Mr. Michaels’ decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Officer

On January 19, 2026, Michael Picchi was appointed as the Company’s CFO and Treasurer, effective April 1, 2026 (the “Effective Date”). Mr. Picchi will begin his employment with the Company on March 9, 2026, or such other date as mutually agreed, in the role of Head of Finance.

Mr. Picchi, age 59, provides capital markets consulting to data center companies raising debt and equity capital. From May 1, 2025 to February 6, 2026, Mr. Picchi served as an independent consultant to TECFusions, Inc., a data center developer and operator focused on building sustainable, high-density AI infrastructure (“TECFusions”), and, from February 12, 2024 to April 28, 2025, he Served as CFO of TECFusions. Prior to that, from April 2022 to January 2024, Mr. Picchi served as CFO of GCX Inc., a medical cart device manufacturer, and, from October 2017 to April 2022, he served as CFO of East West Manufacturing.

There are no family relationships between Mr. Picchi and any Company director or executive officer, and no arrangements or understandings between Mr. Picchi and any other person pursuant to which he was selected as the Head of Finance and as the CFO and Treasurer. Mr. Picchi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements

Pursuant to the Offer Letter, dated December 22, 2025 and effective March 9, 2026 (the “Offer Letter”), Mr. Picchi will serve as CFO of the Company starting on the Effective Date for an indefinite term until Mr. Picchi’s employment is terminated. As compensation for his services to the Company, Mr. Picchi will receive a base salary of $375,000 USD per annum (the “Base Salary”), subject to review by the Company from time to time. Mr. Picchi will also be eligible to receive a target annual bonus (the “Performance Bonus”) of 50% of his Base Salary for each calendar year ending during his employment (each, a “Bonus Year”), subject to achieving corporate and/or personal performance objectives approved by the Board of Directors of the Company (the “Board”), or the Compensation Committee of the Board (the “Key Performance Objectives”).

The Offer Letter contemplates granting Mr. Picchi an award of 1,281,850 restricted stock units (“RSUs”) under an equity incentive plan of the Company, subject to the time-based vesting conditions set forth in the Offer Letter, which award is expected to be granted to Mr. Picchi on March 9, 2026. The Offer Letter also provides that Mr. Picchi may be considered for additional equity awards from time to time.

If Mr. Picchi’s employment with the Company is terminated for any reason other than a termination without Cause (as defined therein) or resignation for Good Reason (as defined therein), the Company’s only obligation shall be to provide him with (i) payment of any accrued and unpaid Base Salary as of such termination date, and (ii) reimbursement of the business expenses incurred but not paid prior to such termination date (together, the “Accrued Obligations”). If Mr. Picchi is terminated by the Company without “Cause” or Mr. Picchi terminates his employment with the Company for “Good Reason” subject to his executing a general release of claims in a form provided by the Company that becomes effective and irrevocable within sixty (60) days of such termination date, the Company’s only obligation shall be to provide him with, in addition to Accrued Obligations, (i) an amount in cash equal to six (6) months of his Base Salary, at the rate in effect as of such date of termination, (ii) the Performance Bonus (if any) that is earned but unpaid from the most recently completed Bonus Year preceding such termination date, based on actual attainment of the applicable Key Performance Objectives for such year, (iii) -the Performance Bonus (if any) that is earned for the Bonus Year containing his date of termination based on actual attainment of the applicable Key Performance Objectives for such year, and which will be pro-rated if the applicable Key Performance Objectives were not achieved prior to Mr. Picchi’s termination date (iv) a number of RSUs shall vest in an amount equal to the number of RSUs that would have vested during the six (6)-month period following such termination date, had he remained employed through such date, and (v) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will pay the employer portion of the cost of COBRA continuation coverage payable prior to such date of termination to the same extent previously provided by the Company’s group plans for six (6) months, or, if earlier, until the earliest of (A) the date he becomes eligible for group health insurance benefits from another employer, or (B) he is no longer eligible to receive COBRA continuation coverage.

In addition, pursuant to the Employee Non-Disclosure, Invention Assignment and Restrictive Covenants Agreement attached as Exhibit A to the Offer Letter, during the term of Mr. Picchi’s employment with the Company and for twelve (12) months following the cessation of his employment with the Company, he is prohibited from competing with the Company’s business in the Unites States of America.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 20, 2026, the Company issued a press release announcing the departure of Mr. Michaels as the CFO and Treasurer, and the appointment of Mr. Picchi as the CFO and Treasurer, effective April 1, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of Form 8-K and in Exhibit 99.1 attached hereto will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933 or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated December 22, 2025 and effective March 9, 2026, between Soluna Holdings, Inc. and Michael Picchi
99.1	Press Release, dated January 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: January 20, 2026	By:	/s/ David C. Michaels
David C. Michaels
Chief Financial Officer
(principal financial officer)